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                            CAPITAL ONE MASTER TRUST

    TRUST EXCESS SPREAD ANALYSIS -                              SEPTEMBER-99

Card Trust                                                 COMT 95-1      COMT 95-3     COMT 96-1*
Deal Size                                                    $900MM        $1050MM        $845MM
Expected Maturity(Class A):                                 6/15/00        8/15/00       8/15/01
                                                                                         (NON-US
                                                                                       TRANSACTION)
---------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                        23.15%        23.15%         23.15%
       LESS:         (Wt Avg) Coupon                          5.61%         5.57%          5.61%
                     SVC Fees                                 2.00%         2.00%          1.50%
                     Charge-Offs                              3.78%         3.78%          3.78%

Excess Spread:             Sep-99                            11.76%        11.80%         12.26%
                           Aug-99                            10.93%        10.97%         11.35%
                           Jul-99                            11.24%        11.27%         11.94%
3-Mo Avg Excess Spread                                       11.31%        11.35%         11.85%
---------------------------------------------------------------------------------------------------------

Delinquents:         30 to 59 days                            1.79%         1.79%          1.79%
                     60 to 89 days                            1.09%         1.09%          1.09%
                     90+ days                                 2.10%         2.10%          2.10%

Monthly Payment Rate                                         14.31%        14.31%         14.31%

Card Trust                                                 COMT 96-2      COMT 96-3       COMT 97-1*
Deal Size                                                   $750MM         $500MM           $608MM
Expected Maturity(Class A):                                12/15/01        1/15/04         6/15/02
                                                                                           (NON-US
                                                                                         TRANSACTION)
-------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                       23.15%         23.15%           23.15%
       LESS:         (Wt Avg) Coupon                         5.54%          5.57%            5.54%
                     SVC Fees                                1.50%          1.50%            1.50%
                     Charge-Offs                             3.78%          3.78%            3.78%

Excess Spread:             Sep-99                           12.33%         12.30%           12.33%
                           Aug-99                           11.36%         11.47%           11.70%
                           Jul-99                           11.80%         11.77%           11.94%
3-Mo Avg Excess Spread                                      11.83%         11.85%           11.99%
-------------------------------------------------------------------------------------------------------

Delinquents:         30 to 59 days                           1.79%          1.79%            1.79%
                     60 to 89 days                           1.09%          1.09%            1.09%
                     90+ days                                2.10%          2.10%            2.10%

Monthly Payment Rate                                        14.31%         14.31%           14.31%

Card Trust                               COMT 97-2*        COMT 98-1       COMT 98-3*   COMT 98-4
Deal Size                                  $502MM            $591MM        $464MM         $750MM
Expected Maturity(Class A):                8/15/02          4/15/08       8/16/2001     11/15/2003
                                           (NON-US                         (NON-US
                                         TRANSACTION)                    TRANSACTION)
---------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                      23.15%           23.15%         23.15%        23.15%
       LESS:         (Wt Avg) Coupon        5.56%            6.32%          5.84%         5.57%
                     SVC Fees               1.50%            1.50%          1.50%         1.50%
                     Charge-Offs            3.78%            3.78%          3.78%         3.78%

Excess Spread:             Sep-99          12.31%           11.55%         12.03%        12.30%
                           Aug-99          11.39%           10.62%         11.11%        11.37%
                           Jul-99          11.99%           10.69%         10.82%        11.42%
3-Mo Avg Excess Spread                     11.90%           10.95%         11.32%        11.70%
---------------------------------------------------------------------------------------------------------

Delinquents:         30 to 59 days          1.79%            1.79%          1.79%         1.79%
                     60 to 89 days          1.09%            1.09%          1.09%         1.09%
                     90+ days               2.10%            2.10%          2.10%         2.10%

Monthly Payment Rate                       14.31%           14.31%         14.31%         14.31%

Card Trust                               COMT 99-1      COMT 99-2       COMT 99-3
Deal Size                                 $625MM         $625MM           $500MM
Expected Maturity(Class A):              5/15/2004      5/15/2002       7/15/2006
-------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                     23.15%         23.15%          23.15%
       LESS:         (Wt Avg) Coupon       5.65%          5.57%           5.82%
                     SVC Fees              1.50%          1.50%           1.50%
                     Charge-Offs           3.78%          3.78%           3.78%

Excess Spread:             Sep-99         12.22%         12.30%          12.05%
                           Aug-99         10.88%         10.97%          10.72%
                           Jul-99         11.22%         11.27%           9.92%
3-Mo Avg Excess Spread                    11.44%         11.51%          10.90%
-------------------------------------------------------------------------------------

Delinquents:         30 to 59 days         1.79%          1.79%           1.79%
                     60 to 89 days         1.09%          1.09%           1.09%
                     90+ days              2.10%          2.10%           2.10%

Monthly Payment Rate                      14.31%         14.31%          14.31%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


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